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                                                                     EXHIBIT 3.4

                            CERTIFICATE OF FORMATION

                                       OF

                               AMI ACQUISITION LLC

         This Certificate of Formation of AMI Acquisition LLC (the "COMPANY"), dated April 25, 2002 is being duly executed and filed by Kimberly Yule, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section 18-201, et seq.).

         FIRST. The name of the limited liability company formed hereby is AMI Acquisition LLC.

         SECOND. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808.

         THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808.

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         IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Formation as of the date first above written.

                                         /s/ Kimberly Yule
                                         ---------------------------------------
                                         Kimberly Yule
                                         Member

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